Exhibit 99.1

Rosetta Stone Inc. Reports Second Quarter 2012 Results

ARLINGTON, VA — August 8, 2012 — Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language-learning solutions, today announced financial results for the second quarter 2012, as summarized below:

	Three Months Ended
US$ thousands	June 30,		%
except per share data	2012	2011	change
Total revenue	$60,812	$66,743	-9%

Net income/(loss)	(4,544)	(4,550)	0%
Net income/(loss) per share:	$(0.22)	$(0.22)	0%
Adjusted EBITDA(1)	$1,123	$(1,329)	184%

Cash flow from operations	3,412	(2,939)	216%
Purchases of property and equipment	(1,031)	(2,814)	-63%
Free cash flow(1)	2,381	(5,753)	141%

(1)Definitions and reconciliations for all non-GAAP measures are provided in this press release.

“Second quarter results reflected the beginnings of our efforts to improve profitability by better balancing the need to generate positive margins on the bottom line with investments to drive growth,” said Steve Swad, Rosetta Stone’s President and Chief Executive Officer.  Swad added, “We undertook a number of actions during the quarter that focused on resetting our cost structure to enable us to pursue profitable growth.  Some of these actions included reducing, and better managing, our media spending, continuing to optimize our distribution channels, streamlining our European operations and carrying out a modest headcount reduction, primarily in the U.S.  The end result was positive Adjusted EBITDA of $1.1 million, a $2.4 million improvement compared to last year’s second quarter result of negative $1.3 million.”

Swad added, “At our Investor Day in May of this year, I laid out my strategy and priorities for the company, which are i) leveraging our brand, ii) innovating our platform and iii) expanding distribution. I believe that we are executing on that strategy and Rosetta Stone is making progress towards our goals.”

Second Quarter 2012 Operational and Financial Highlights

•                  Revenue decreased 9%:  Revenue decreased 9% to $60.8 million reflecting the rationalization of less efficient kiosks, lower sales internationally and a decline in the Institutional business because of the non-renewal of the Army and Marines contracts last year.

	Three Months Ended
	June 30,	June 30,	%
US$ thousands	2012	2011	change
Revenue from:
US Consumer	$36,895	$38,606	-4%
International Consumer	8,074	12,014	-33%
Total Consumer	44,969	50,620	-11%
Institutional	15,843	16,123	-2%
Total	60,812	66,743	-9%

•                  Adjusted EBITDA:  Adjusted EBITDA for the second quarter was $1.1 million, an increase of $2.4 million from ($1.3) million in the second quarter of 2011.  The improvement in Adjusted EBITDA was predominantly driven by a reduction in sales and marketing expenses, including a decrease in media spending, as well as a decrease in general and administrative expenses.  Adjusted EBITDA in the quarter includes approximately $1.7 million of restructuring and other one-time costs.

•                  Net Income: Rosetta Stone recorded a net loss of $4.5 million in the second quarter 2012, compared to a net loss of $4.6 million in the second quarter of 2011.  Net loss per share was $0.22 unchanged from a net loss of $0.22 per share in the prior year period.

•                  Balance Sheet and Cash Flow:  Cash, cash equivalents and short-term investments were $120.4 million at June 30, 2012, an increase of $4.1 million compared with $116.3 million at December 31, 2011 and an increase of $5.2 million from the prior year period.  The company has no debt.  Net cash provided by operating activities in the quarter was $3.4 million compared with ($2.9) million a year ago.  Capital expenditures were $1.0 million.  Free cash flow for the quarter was $2.4 million, compared with ($5.8) million in the second quarter of 2011.

Financial Outlook

The company is providing the following update to its guidance for the full year 2012:

•                  Increasing the bottom end of the range for Adjusted EBITDA* to $6 million for a range of $6 million to $8 million with Adjusted EBITDA margin of approximately 2% to 3% compared with previous guidance of $5 million to $8 million.

•                  Capital expenditures of $8 million to $11 million

*Adjusted EBITDA excludes any potential expenses related to the previously disclosed lawsuit seeking to prevent Google Inc. from infringing upon Rosetta Stone’s trademarks, and any restructuring costs.

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measure Adjusted EBITDA, which is GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization and stock-based compensation expenses.  Adjusted EBITDA excludes any potential expenses related to the previously disclosed lawsuit seeking to prevent Google Inc. from infringing upon Rosetta Stone’s trademarks, and any restructuring costs. Adjusted EBITDA for prior periods has been revised to conform to current definition.  This press release also includes the non-GAAP financial measure “free cash flow,” which is cash flow from operations less cash used in purchases of property and equipment.  Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the company’s financial condition and results of operations. Management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the company’s board of directors.  Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described above when evaluating the company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company’s operating performance due to the following factors:

•                  Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.  In addition, the impact of shares granted under these plans is considered in the company’s EPS calculation to the extent the shares are dilutive.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements.  In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results.  The company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Investor Webcast

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website, which includes supplemental financial information

In conjunction with this announcement, Rosetta Stone will host a webcast today at 4:30 p.m. Eastern Time (ET) to discuss the results and the company’s business outlook. The webcast will be available live on the Investor Relations page of the company’s website at http://investors.rosettastone.com.

Investors may also dial in to the conference line using one of the following numbers:

1-877-407-4018 (toll-free) or

1-201-689-8471 (toll/international)

A recorded replay of the webcast will be available on the “Investor Relations” page of the company’s web site http://investors.rosettastone.com after the live discussion.  The replay will also be available beginning at 7:30PM ET until August 22, 2012 via telephone at the following numbers:

1-877-870-5176 (toll-free) or

1-858-384-5517 (toll/international)

Pass Code: 397605

About Rosetta Stone

Rosetta Stone Inc. provides cutting-edge interactive technology that is changing the way the world learns languages. The company’s proprietary learning techniques—acclaimed for their power to unlock the natural language-learning ability in everyone—are used by schools, businesses, government organizations and millions of individuals around the world. Rosetta Stone offers courses in 30 languages, from the most commonly spoken (like English, Spanish and Mandarin) to the less prominent (including Swahili, Swedish and Tagalog). The company was founded in 1992 on the core beliefs that learning to speak a language should be a natural and instinctive process, and that interactive technology can activate the language immersion method powerfully for learners of any age. Rosetta Stone is based in Arlington, VA., and has offices in Harrisonburg, VA, Boulder, CO, Tokyo, Seoul, London, and Sao Paulo.

“Rosetta Stone” is a registered trademark or trademark of Rosetta Stone Ltd. in the United States and other countries.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements, including our guidance for future financial performance and operating targets, and our long-term growth prospects.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “seek,” “may,” “likely,”  “will,” “financial outlook,” “strategy,” or “continue.”  These forward-looking statements reflect the company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including demand for language learning software; the advantages of our products, services, technology, brand and business model as compared to others; our strategic focus; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans; the appeal and efficacy of our products; our expectations regarding capturing lifetime value and a broader range of market segments through such offerings; our plans regarding expansion of our marketing initiatives and sales force; our international expansion and growth plans; our plans regarding our kiosks and retail relationships; our plans regarding our Institutional business; the impact of any revisions to our pricing strategy; our ability to manage and grow our business and execute our business strategy; our financial performance; our actions to stabilize our business in the U.S. consumer market including realigning our cost structure and revitalizing our go-to-market strategy; our plans to transition our distribution to more online in the consumer space; adverse trends in general economic conditions and the other factors described more fully in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, which is on file with the SEC.  The company assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Investor Contact:	Media Contact:
Steve Somers, CFA	Jonathan Mudd
ssomers@rosettastone.com	jmudd@rosettastone.com
703-387-5876	571-357-7148

Source: Rosetta Stone Inc.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenue:
Product	$37,543	$48,055	$85,073	$90,358
Subscription and service	23,269	18,688	45,188	33,362
Total revenue	60,812	66,743	130,261	123,720

Cost of revenue:
Cost of product revenue	7,122	8,773	16,229	17,568
Cost of subscription and service revenue	4,198	2,747	8,565	5,414
Total cost of revenue	11,320	11,520	24,794	22,982

Gross profit	49,492	55,223	105,467	100,738

Operating expenses
Sales and marketing	35,125	40,535	73,529	78,354
Research and development	6,493	6,354	12,766	12,838
General and administrative	12,919	13,809	26,576	28,617
Total operating expenses	54,537	60,698	112,871	119,809

Loss from operations	(5,045)	(5,475)	(7,404)	(19,071)

Other income and (expense):
Interest income	21	83	99	162
Interest expense	—	(2)	—	(4)
Other income (expense)	320	47	(44)	49
Total other income (expense)	341	128	55	207

Loss before income taxes	(4,704)	(5,347)	(7,349)	(18,864)
Income tax benefit	(160)	(797)	(902)	(5,033)

Net loss	$(4,544)	$(4,550)	$(6,447)	$(13,831)

Net loss per share:
Basic	$(0.22)	$(0.22)	$(0.31)	$(0.67)
Diluted	$(0.22)	$(0.22)	$(0.31)	$(0.67)

Common shares and equivalents outstanding:
Basic weighted average shares	20,995	20,716	20,969	20,695
Diluted weighted average shares	20,995	20,716	20,969	20,695

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	June 30,	December 31,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$118,774	$106,516
Restricted cash	46	74
Short term investments	1,600	9,711
Accounts receivable (net of allowance for doubtful accounts of $1,043 and $1,951, respectively)	35,088	51,997
Inventory	6,238	6,723
Prepaid expenses and other current assets	6,425	7,081
Income tax receivable	10,151	7,678
Deferred income taxes	12,169	10,985
Total current assets	190,491	200,765

Property and equipment, net	17,936	20,869
Goodwill	34,849	34,841
Intangible assets, net	10,845	10,865
Deferred income taxes	7,913	8,038
Other assets	2,840	1,803
Total assets	$264,874	$277,181

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,434	$7,291
Accrued compensation	13,467	11,703
Other current liabilities	26,971	34,911
Deferred revenue	46,012	49,375
Total current liabilities	90,884	103,280

Deferred revenue	3,931	2,520
Other long-term liabilities	1,826	176
Total liabilities	96,641	105,976

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 and 10,000 authorized; zero and zero shares issued and outstanding June 30, 2012 and December 31, 2011	—	—
Non-designated common stock, $0.00005 par value, 190,000 and 190,000 shares authorized, 21,776 and 21,258 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	2	2
Additional paid-in capital	155,305	151,823
Accumulated income	12,635	19,082
Accumulated other comprehensive income	291	298
Total stockholders’ equity	168,233	171,205
Total liabilities and stockholders’ equity	$264,874	$277,181

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Cash Flows From Operating Activities:
Net loss	(4,544)	(4,550)	(6,447)	(13,831)
Adjustments to reconcile net loss to cash provided by (used in) operating activities, net of business acquisitions
Stock-based compensation expense	2,096	1,704	3,731	3,141
Bad debt expense	431	92	596	308
Depreciation and amortization	2,046	2,141	4,482	4,255
Deferred income tax benefit	158	5,941	(1,156)	2,964
Loss on sales of equipment	348	1	380	16
Net change in:
Restricted cash	5	(5)	28	23
Accounts receivable	(1,261)	(10,332)	16,314	7,987
Inventory	1,189	652	480	240
Prepaid expenses and other current assets	146	485	649	551
Income tax receivable	(1,504)	(6,237)	(2,740)	(8,241)
Other assets	144	(1,253)	(1,065)	(1,316)
Accounts payable	(2,281)	3,770	(2,868)	2,757
Accrued compensation	3,850	3,264	1,774	397
Other current liabilities	207	1,476	(7,813)	357
Excess tax benefit from stock options exercised	(18)	(13)	(18)	(31)
Other long-term liabilities	9	(6)	1,596	(12)
Deferred revenue	2,391	(69)	(1,855)	(1,572)
Net cash provided by (used in) operating activities	3,412	(2,939)	6,068	(2,007)

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,031)	(2,814)	(1,998)	(5,465)
Proceeds from (purchases of) available-for-sale securities	4,805	(99)	8,112	(1,906)
Acquisition, net of cash acquired	—	—	—	(75)
Net cash provided by (used in) investing activities	3,774	(2,913)	6,114	(7,446)

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options	—	40	—	80
Tax benefit of stock options exercised	18	13	18	31
Payments under capital lease obligations	(1)	(2)	(3)	(5)
Net cash provided by financing activities	17	51	15	106

Increase (decrease) in cash and cash equivalents	7,203	(5,801)	12,197	(9,347)

Effect of exchange rate changes in cash and cash equivalents	(502)	76	61	405

Net increase (decrease) in cash and cash equivalents	6,701	(5,725)	12,258	(8,942)

Cash and cash equivalents—beginning of period	112,073	112,539	106,516	115,756

Cash and cash equivalents—end of period	$118,774	$106,814	$118,774	$106,814

ROSETTA STONE INC.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net loss	$(4,544)	$(4,550)	$(6,447)	$(13,831)
Interest (income)/expense, net	(21)	(81)	(99)	(158)
Income tax benefit	(160)	(797)	(902)	(5,033)
Depreciation and amortization	2,046	2,141	4,482	4,255
Stock-based compensation	2,096	1,704	3,731	3,141
Other EBITDA Adjustments	1,706	254	2,093	254

Adjusted EBITDA*	$1,123	$(1,329)	$2,858	$(11,372)

*Adjusted EBITDA equals GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, stock-based compensation expenses, restructuring costs and any expenses related to the previously disclosed lawsuit against Google, Inc.

Prior period Adjusted EBITDA has been conformed to current definition.

ROSETTA STONE INC.

Reconciliation of Previously Reported Adjusted EBITDA to Current Presentation

(in thousands)

(unaudited)

	Quarter Ended					Quarter Ended
	3/31/2011	6/30/2011	9/30/2011	12/31/2011	2011	3/31/2012

Net loss	$(9,281)	$(4,550)	$(1,177)	$(4,979)	$(19,987)	$(1,903)
Interest (income)/expense, net	(77)	(81)	(61)	(78)	(297)	(78)
Income tax (benefit) expense	(4,236)	(797)	(4,762)	1,814	(7,981)	(742)
Depreciation and amortization	2,114	2,141	2,184	2,285	8,724	2,436
Stock-based compensation	1,437	1,704	1,836	7,376	12,353	1,635

Previously Reported Adjusted EBITDA	$(10,043)	$(1,583)	$(1,980)	$6,418	$(7,188)	$1,348
Other EBITDA Adjustments	—	254	189	655	1,098	387

Revised Adjusted EBITDA*	$(10,043)	$(1,329)	$(1,791)	$7,073	$(6,090)	$1,735

*Adjusted EBITDA equals GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, stock-based compensation expenses, restructuring costs and any expenses related to the previously disclosed lawsuit against Google, Inc.

Prior period Adjusted EBITDA has been conformed to current definition.

ROSETTA STONE INC.

Reconciliation of Net Loss to Non-GAAP Net Loss

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net loss	$(4,544)	$(4,550)	$(6,447)	$(13,831)
Stock-based compensation, net of tax (1)	1,310	1,065	2,332	1,963
Amortization of intangibles, net of tax (1)	6	15	13	29
Non-GAAP net loss	$(3,228)	$(3,470)	$(4,102)	$(11,839)

Non-GAAP net loss per share:
Basic	$(0.15)	$(0.17)	$(0.20)	$(0.57)
Diluted	$(0.15)	$(0.17)	$(0.20)	$(0.57)

Common shares and equivalents outstanding:
Basic weighted average shares	20,995	20,716	20,969	20,695
Diluted weighted average shares	20,995	20,716	20,969	20,695

(1)  Non-GAAP tax rate of 37.5%